MASONITE INTERNATIONAL CORPORATION

2021 OMNIBUS INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this Masonite International Corporation 2021 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock‑based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV.

ARTICLE II
DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1    “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Common Stock subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to adverse tax consequences under Section 409A of the Code.

2.2    “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.3    “Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to an Award, as amended from time to time.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to (i) the commission by the Participant of any indictable offense which carries a maximum penalty of imprisonment; (ii) perpetration by the Participant of an illegal act or fraud with respect to the Company; (iii) continuing failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (iv) the Participant’s willful misconduct or gross negligence with regard to the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable law.

2.6    “Change in Control” has the meaning set forth in Section 5.4(d).

2.7    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any treasury regulation promulgated thereunder.

2.8    “Committee” means the Human Resources & Compensation Committee of the Board or any properly delegated subcommittee thereof or, if no such Human Resources & Compensation Committee or subcommittee exists, the Board.

2.9    “Common Stock” means the common shares without par value in the capital of the Company.

2.10    “Company” means Masonite International Corporation, a British Columbia corporation, and its successors by operation of law.

2.11    “Consultant” means any Person who is an advisor or consultant to the Company or its Affiliates.

2.12    “Disability” means, unless otherwise provided by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.13    “Effective Date” means the effective date of the Plan as defined in Article XV.

2.14    “Eligible Employees” means each employee of the Company or an Affiliate.

2.15    “Eligible Individual” means any Eligible Employee, Non-Employee Director or Consultant.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.17    “Fair Market Value” means, on a given date: (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

2.18    “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.19    “GAAP” means generally accepted accounting principles.

2.20    “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parents (if any) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.21    “Non-Employee Director” means a director or a member of the Board of the Company or any Affiliate who is not an active employee of the Company or any Affiliate.

2.22    “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.23    “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right, otherwise than on surrender of a Stock Option.

2.24    “Other Cash-Based Award” means an Award granted pursuant to Section 11.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as provided by the Committee in the applicable Award Agreement.

2.25    “Other Stock-Based Award” means an Award under Article XI of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.26    "Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.27    “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.28    “Performance Award” means an Award granted to a Participant pursuant to Article X hereof contingent upon achieving certain Performance Goals.

2.29    “Performance Goals” means specific levels of performance of the Company (and/or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), which are established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, and which may be determined in accordance with GAAP or on a non-GAAP basis on, without limitation, the following measures: (i) gross or net revenue or gross or net revenue growth, (ii) earnings per share of Common Stock (basic or diluted and/or before or after taxes), (iii) net income (before or after taxes) per share of Common Stock, (iv) profit (before or after taxes), (v) net earnings (before or after taxes), (vi) net income (before or after taxes), (vii) operating income or net operating profit (before or after taxes), (viii) cash flow or cash conversion measures (including, without limitation, operating cash flow, free cash flow, discounted cash flow, cash flow in excess of cost of capital, days on hand, days sales outstanding or days payable outstanding), which may but are not required to be measured on a per-share basis, (ix) actual or adjusted earnings before or after one or more of the following: interest, taxes, depreciation, amortization and restructuring costs (including, without limitation, EBIT, EBITDA or EBITDAR), (x) gross or net sales, (xi) stock price (including, without limitation, growth measures or total stockholder return, which may but are not required to be measured relative to assets or peers), (xii) financial return measures (including, without limitation, return on assets, net assets, capital, employed capital, invested capital, equity, investment or sales), (xiii) measures of economic value added or other “value creation” metrics, (xiv) cost reduction targets, (xv) measures of customer satisfaction or customer retention, (xvi) customer growth, (xvii) employee satisfaction, employment practices and employee benefits or employee retention, (xviii) supervision of litigation or information technology, (xix) gross or net margin (including, without limitation, EBITDA margin), (xxx) gross or net profit or gross or net profit growth, (xxxi) asset growth, (xxxii) market share or competitive market metrics, (xxxiii) cost of capital, debt leverage, year-end cash position, book value, tangible book value or cash book value, which may but are not required to be measured on a per-share basis, (xxxiv) dividend yield, (xxxv) expenses, expense ratio management or general and administrative expense savings, (xxxvi) same-store sales or same-stores sales growth, (xxxvii) system-wide sales or system-wide sales growth, (xxxviii) traffic or customer counts, (xxxix) productivity ratios, (xl) new product sales or timely completion of new product rollouts, (xli) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations, (xlii) asset quality, (xliii) inventory control, (xliv) enterprise value, (xlv) timely launch of new facilities, (xlvi) operating efficiency, (xlvii) gross or net operating margin, (xlviii) working capital, (xlix) license revenues, (l) royalty income, (li) specified objectives with regard to limiting the level of increase in all or a portion of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee, (lii) reduction in operating expenses, (liii) comparisons of continuing operations to other operations, (liv) measures of personal targets, goals or completion of projects (including, without limitation, succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations, divestitures of subsidiaries and/or affiliates or joint ventures, other monetization or liquidity events relating to subsidiaries, or other corporate transactions, capital-raising transactions, or expansions of specific business operations or meeting divisional or project budgets), (lv) safety, (lvi) price realization, (lvii) customer service or (lviii) any combination of the foregoing. In addition, such performance goals may be stated as a percentage of another performance criteria, or a percentage of a prior period’s performance criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company (or one or more affiliates, subsidiaries, divisions, other operational units and/or business units, administrative departments, business segments, brands or product categories of the Company, or any combination of the foregoing), or any such performance goals may be measured relative to the performance of a selected group of other companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

2.30    “Performance Period” means the period designated during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.31    “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

2.32    “Plan” means this Masonite International Corporation 2021 Omnibus Incentive Plan, as amended from time to time.

2.33    “Prior Plan” means the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan.

2.34    “Reference Stock Option” has the meaning set forth in Section 8.1.

2.35    “Restricted Stock” means an Award of shares of Common Stock under the Plan that is subject to restrictions under Article IX.

2.36    “Restriction Period” has the meaning set forth in Section 9.3(a) with respect to Restricted Stock.

2.37    “Rule 16b-3” means Rule 16b‑3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.38    “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.39    “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.40    “Stock Appreciation Right” or “SAR” shall mean the right pursuant to an Award granted under Article VIII.

2.41    “Stock Option” or “Option” means any option to purchase shares of Common Stock granted to Eligible Individuals granted pursuant to Article VII.

2.42    “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.43    “Substitute Awards” has the meaning set forth in Section 4.1(c).

2.44    “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.45    “Ten Percent Stockholder” means a Person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.46    “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.47    “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non‑Employee Director upon the termination of such Consultant’s consultancy, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to adverse tax consequences under Section 409A of the Code.

2.48    “Termination of Directorship” means that the Non‑Employee Director has ceased to be a director of the Company; except that if a Non‑Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.49    “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non‑Employee Director upon the termination of such Eligible Employee’s employment, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non‑Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to adverse tax consequences under Section 409A of the Code.

2.50    “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III
ADMINISTRATION

3.1    The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by applicable law, rule or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3 and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2    Grants of Awards. The Committee shall have full authority to grant, pursuant to the terms of the Plan, to Eligible Individuals: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Performance Awards; (v) Other Stock-Based Awards, including restricted stock units; and (vi) Other Cash-Based Awards. In particular, the Committee shall have the authority:

(a) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine);

(e) to determine the amount of cash to be covered by each Award granted hereunder;

(f) to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g) to determine whether and under what circumstances Awards may be settled in cash, shares of Common Stock, Restricted Stock or other property or canceled or suspended;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non‑Qualified Stock Option;

(i) to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee following the date of the acquisition or exercise of such Award;

(j) to modify, extend or renew an Award, subject to Article XII and Section 7.4(l), provided, however, that such action does not subject the Award to adverse tax consequences under Section 409A of the Code without the consent of the Participant; and

(k) solely to the extent permitted by applicable law (including, without limitation, Section 13(k) of the Exchange Act), to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3    Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special guidelines and provisions for Persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. Notwithstanding the foregoing, no action of the Committee under this Section 3.3 shall materially impair the rights of any Participant without the Participant’s consent. To the extent applicable, the Plan is intended to comply with the requirements of Rule 16b-3, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4    Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5    Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by applicable law and applicable exchange rules) may grant authority to officers to grant Awards and/or execute agreements or other documents on behalf of the Committee. In the event of any designation of authority hereunder, subject to applicable law, applicable stock exchange rules and any limitations imposed by the Committee in connection with such designation, such designee or designees shall have the power and authority to take such actions, exercise such powers and make such determinations that are otherwise specifically designated to the Committee hereunder.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any Person designated pursuant to Section 3.5(a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the

Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3.6    Indemnification. To the maximum extent permitted by applicable law and the Amended and Restated Articles of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under applicable law or under the Amended and Restated Articles of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE RESERVE AND LIMITS

4.1    Shares.

(a) The aggregate number of shares of Common Stock that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed the sum of (x) 880,000 shares plus (y) the number of shares of Common Stock reserved for purposes of the Prior Plan on the Effective Date that is in excess of the number of shares of Common Stock subject to outstanding awards granted under the Prior Plan plus (z) the number of shares of Common Stock subject to awards outstanding under the Prior Plan as of the Effective Date that, on or after the Effective Date, are cash-settled, canceled, forfeited, expire or otherwise terminate without the issuance of such shares (subparts (x), (y) and (z) collectively, the “Share Reserve”) (subject to any increase or decrease pursuant to Article V). The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. On or after the Effective Date, no new awards may be granted under the Prior Plan (other than awards of restricted stock units under the Prior Plan that are granted to Non-Employee Directors on the Effective Date).

(b) To the extent that an Award (or, if granted under the Prior Plan, award) (in each case, other than a Substitute Award or equivalent thereof under the Prior Plan) is cash-settled, canceled, forfeited, expires or otherwise terminates without the issuance to the Participant of the full number of shares of Common Stock to which such Award (or, if granted under the Prior Plan, award) related, the unissued shares will again be available for grant under the Plan. Notwithstanding any provision of the Plan to the contrary, in no event shall (i) shares of Common Stock tendered or withheld in payment of the exercise price of an Option (or, if granted under the Prior Plan, option), (ii) shares of Common Stock tendered or withheld in payment of any tax withholding obligations with respect to an Award (or, if granted under the Prior Plan, award), (iii) shares of Common Stock not issued upon the settlement of a Stock Appreciation Right (or, if granted under the Prior Plan, stock appreciation right) that settles in shares of Common Stock or (iv) shares of Common Stock purchased on the open market with cash proceeds from the exercise of Options or SARs (or, if granted under the Prior Plan, options or stock appreciation rights), again become available for grant under the Plan. Any shares of Common Stock received by a Participant in connection with the exercise of an Option or SAR that are subsequently repurchased by the Company will be deemed delivered for purposes of determining the number of shares of Common Stock available for issuance or transfer under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a). Any Award under the Plan settled in cash shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a). Any dividend equivalents distributed under the Plan shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a).

(c) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a); provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(d) Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

4.2    Non-Employee Director Limitations. During a single fiscal year of the Company, the number of shares of Common Stock subject to Awards that may be granted to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director (in each case, in respect of such Non-Employee Director’s service as a member of the Board during such fiscal year), shall not exceed a total value of U.S. $640,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.3    Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan that are payable in shares of Common Stock shall vest no earlier than the first anniversary of the date on which the Award was granted; provided, that the foregoing minimum vesting requirement does not apply to: (i) Substitute Awards, (ii) shares of Common Stock delivered in lieu of fully vested cash-based obligations, (iii) Awards granted to Non-Employee Directors that are not covered by clause (ii) above and that vest on the earlier of the one-year anniversary of the date on which the Award was granted and the next annual meeting of stockholders that occurs at least 50 weeks after the prior year’s annual meeting of stockholders and (iv) Awards with respect to a maximum of 5% of the maximum number of shares of Common Stock that may be granted under the Plan pursuant to Section 4.1(a) (subject to adjustment under Article V). Notwithstanding the foregoing minimum vesting requirement, the Committee may, in its discretion, provide for accelerated vesting or exercisability of an Award, in connection with a Participant’s retirement, death, Disability or in connection with or following a Change in Control, in the terms of an Award Agreement or otherwise.

ARTICLE V
CORPORATE EVENTS

5.1    No Restrictions. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

5.2    Changes. Subject to the provisions of Section 5.4, if there shall occur any such change in the capital structure of the Company by reason of any stock split, reverse stock split, stock dividend, extraordinary cash dividend, subdivision, combination or reclassification of shares that may be issued under the Plan, any recapitalization, any merger, any consolidation, any spin off, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to any of the foregoing (a “Section 5.2 Event”), then (i) the aggregate number and/or kind of shares that thereafter may be issued under the Plan, (ii) the number and/or kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award granted under the Plan, (iii) the purchase price thereof and/or (iv) any applicable performance measures, shall be appropriately adjusted. In addition, subject to Section 5.4, if there shall occur any change in the capital structure or the business of the Company that is not a Section 5.2 Event (an “Other Extraordinary Event”), including by reason of any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of stock, or any sale or transfer of all or substantially all of the Company’s assets or business, then the Committee, in its sole discretion, may adjust any Award and make such other adjustments to the Plan. Any adjustment pursuant to this Article V shall be consistent with the applicable Section 5.2 Event or the applicable Other Extraordinary Event, as the case may be, and in such manner as the Committee may, in its sole discretion, deem appropriate and equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan. Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Except as expressly provided in this Article V or in the applicable Award Agreement, a Participant shall have no rights by reason of any Section 5.2 Event or any Other Extraordinary Event.

5.3    Fractional Shares; Notice. Any adjustment in Awards pursuant to Section 5.1 or 5.2 may provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares eliminated in accordance with any adjustment. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

5.4    Change in Control.

(a) In the event that there is a Change in Control, and except as otherwise provided by the Committee in an Award Agreement, outstanding Awards shall be subject to the applicable transaction agreement. Such transaction agreement may provide, without limitation, subject to the consummation of the applicable transaction: for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent; for the continuation of the outstanding Awards by the Company (if the Company is a surviving corporation); for accelerated vesting and, if applicable, exercisability of, or lapse of restrictions on, outstanding Awards; or for the cancellation of outstanding Awards with consideration or, solely in the case of an underwater Option or Stock

Appreciation Right, without consideration, in all cases, without the consent of the Participant. Outstanding Awards do not have to be uniformly treated the same way under the transaction agreement.

(b) In the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 5.4(a), the Committee in its discretion may provide that some or all Awards shall vest and, if applicable, become exercisable or the restrictions on such Awards shall lapse as of immediately before such Change in Control. For the avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share of Common Stock and any exercise price).

(c) Prior to any payment with respect to an assumption, substitution or continuation of any Awards contemplated under this Section 5.4, the Committee may require each Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to avoid subjecting the applicable Award to adverse tax consequences under Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Unless otherwise provided by the Committee in the applicable Award Agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur if:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) in one or a series of related transactions during any 12-month period, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(iii) during any one-year period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (ii), (iv) or (v) of this definition of “Change in Control” or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iv) the consummation of a merger or consolidation of the Company or a direct or indirect subsidiary of the Company with any other company, other than a merger or consolidation which would result in either the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (or the ultimate parent company of the Company or such surviving entity); provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in subparagraphs (ii) and (iii)) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or

(v) the consummation of a sale or disposition of assets of the Company and/or its direct and indirect subsidiaries having a value constituting at least 40% of the total gross fair market value of all of the assets of the Company and its direct and indirect subsidiaries (on a consolidated basis) immediately prior to such transaction, other than the sale or disposition of all or substantially all of the assets of the Company or a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE VI
ELIGIBILITY

6.1    General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee.

6.2    Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee.

6.3    General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, respectively.

ARTICLE VII
STOCK OPTIONS

7.1    Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

7.2    Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

7.3    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422 of the Code.

7.4    Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Common Stock at the time of grant, except in the case of Substitute Awards.

(b) Stock Option Term. The term of each Stock Option shall be fixed by the Committee, provided that no Stock Option shall be exercisable more than 10 years after the date the Option is granted; and provided further that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five years. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the Option is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the Option, the expiration of the Option shall be deferred to the thirtieth (30th) day after the lifting of such prohibition.

(c) Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, having the Company withhold shares of Common Stock issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Common Stock owned by the Participant, based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee). No shares of Common Stock shall be issued until payment therefor, as provided herein, has been made or provided for.

(e) Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may provide in the applicable Award Agreement at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable without consideration to a Family Member or such other Person or entity in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member or such other Person or entity, as applicable, pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any shares of Common Stock acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f) Termination by Death and Disability. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, following a termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g) Involuntary Termination Without Cause. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h) Voluntary Termination. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in Section 7.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i) Termination for Cause. Unless otherwise provided by the Committee in the applicable Award Agreement or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 7.4(h)) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon terminate and expire as of the date of such Termination.

(j) Unvested Stock Options. Unless otherwise provided by the Committee in the applicable Award Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non‑Qualified Stock Options. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l) Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not cause the Stock Options to be characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 7.4(o), the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the exercise of a Stock Option after it is granted, or take any other action with the effect of repricing a Stock Option after it is granted, or (ii) cancel a Stock Option in exchange for cash or another Award.

(m) Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences thereunder.

(n) Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the shares of Common Stock subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article IX and be treated as Restricted Stock. Unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(o) Cashing-Out of Stock Options. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares for which an Option is being exercised by paying the optionee an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the exercise price multiplied by the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

(p) Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.5. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VIII
STOCK APPRECIATION RIGHTS

8.1    Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

8.2    Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement, provided that the per share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the exercise price of the Reference Stock Option.

(b) Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise provided by the Committee in the applicable Award Agreement, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(c) Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VII, and shall be subject to the provisions of Section 7.4(c).

(d) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 8.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e) Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares of Common Stock in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f) Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of shares of Common Stock to be issued under the Plan.

(g) Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 7.4(e).

8.3    Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

8.4    Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be provided by the Committee in the applicable Award Agreement, and the following:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Non-Tandem Stock Appreciation Right shall be provided by the Committee in the applicable Award Agreement at the time of grant, provided that the per share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock at the time of grant, except in the case of Substitute Awards.

(b) Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted. Notwithstanding the foregoing, unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant, if, on the date on which the SAR is scheduled to expire, the Participant is subject to a prohibition (either in connection with an underwritten public offering or pursuant to a Company-imposed blackout period designed to prevent trading on the basis of non-public information) against the resale of the Common Stock that would be acquired upon exercise of the SAR, the expiration of the SAR shall be deferred to the thirtieth (30) day after the lifting of such prohibition.

(c) Exercisability. In accordance with the provisions of this Section 8.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be provided by the Committee in the applicable Award Agreement. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 8.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e) Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date that the right is exercised over the Fair Market Value of one share of Common Stock on the date that the right was awarded to the Participant.

(f) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at the time of grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 7.4(f) through 7.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

8.5    Limited Stock Appreciation Rights. The Committee may grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award Agreement, the Participant shall receive in cash and/or Common Stock, an amount equal to the amount (i) set forth in Section 8.2(e) with respect to Tandem Stock Appreciation Rights, or (ii) set forth in Section 8.4(e) with respect to Non-Tandem Stock Appreciation Rights.

8.6    Form, Modification, Extension and Renewal of SARs. Subject to the terms and conditions and within the limitations of the Plan, SARs shall be evidenced by such form of agreement or grant as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding SARs granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not cause the SARs to be characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding SARs (to the extent not theretofore exercised) and authorize the granting of new SARs in substitution therefor (to the extent not theretofore exercised). Notwithstanding anything herein to the contrary, except as provided in Sections 5.2, 5.4 and 8.8, the Committee may not without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law (i) lower the base price of a SAR after it is granted, or take any other action with the effect of repricing a SAR after it is granted, or (ii) cancel a SAR in exchange for cash or another Award.

8.7    Deferred Delivery of Common Shares. The Committee may in its discretion permit Participants to defer delivery of cash or Common Stock acquired pursuant to a Participant’s exercise of a SAR in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

8.8    Cashing-Out of SARs. Unless otherwise provided in the Award Agreement, on receipt of written notice of exercise, the Committee may elect to cash-out all or part of the portion of the shares underlying a SAR by paying the holder an amount, in cash or shares of Common Stock, equal to the excess of the Fair Market Value of the shares of Common Stock over the base price multiplied by the number of shares of Common Stock for which the SAR is being exercised on the effective date of such cash-out.

8.9    Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the shares of Common Stock underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.5. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE IX
RESTRICTED STOCK

9.1    Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the consideration to be paid by the Participant (subject to Section 9.2), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine.

9.2    Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Consideration. The consideration received for a share of Restricted Stock shall be at least equal to its Fair Market Value on the date such share is issued to a Participant. Subject to Section 4.1(d) and except as otherwise determined by the Committee, the consideration for shares of Restricted Stock granted to a Participant shall be deemed paid by such Participant based on the prior services rendered by such Participant to the Company and its Affiliates, and, if such prior services are not deemed sufficient consideration by the Committee, then the balance of such consideration, in an amount by the Committee, shall be paid to the Company by such Participant in cash (by check or wire transfer).

(b) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Unless otherwise determined by the Committee in the applicable Award Agreement or another legend is adopted by the Committee, such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Masonite International Corporation (the “Company”) 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”) and an Agreement entered into between the registered owner and the Company dated __________. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(c) Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

9.3    Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Restriction Period.

(i)    The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the Restricted Stock Award Agreement and such agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 9.3(a)(ii) and/or such other factors or criteria as the Committee may determine, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii)    If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b) Rights as a Stockholder. Except as provided in Section 9.3(a) and this Section 9.3(b) or as otherwise provided by the Committee in the applicable Award Agreement at the time of grant, the Participant shall generally have, with respect to the shares of Restricted Stock, the rights of a holder of shares of Common Stock of the Company, including, without limitation, the right to receive dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Dividends (if any) with respect to the Restricted Stock shall be withheld by the Company and remain subject to vesting requirements to the same extent as the applicable Restricted Stock and shall be paid only at the time or times the vesting requirements are satisfied.

(c) Termination. Unless otherwise provided by the Committee in the applicable Award Agreement at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited (or repurchased by the Company for the cash amount, if any, paid by a Participant to acquire such Restricted Stock) in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by applicable law or other limitations imposed by the Committee.

(e) Deferred Delivery. The Committee may in its discretion permit Participants to defer Restricted Stock Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

ARTICLE X
PERFORMANCE AWARDS

10.1    Performance Awards. The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals. If the Performance Award is payable in shares of Restricted Stock, such shares shall be transferable to the Participant only upon attainment of the relevant Performance Goal in accordance with Article IX. If the Performance Award is payable in cash, it may be paid upon the attainment of the relevant Performance Goals either in cash or in shares of Restricted Stock (based on the then current Fair Market Value of such shares), as provided by the Committee in the applicable Award Agreement at the time of grant. Each Performance Award shall be evidenced by an Award Agreement in such form that is not inconsistent with the Plan and that the Committee may from time to time approve.

10.2    Terms and Conditions. Performance Awards awarded pursuant to this Article X shall be subject to the following terms and conditions:

(a) Earning of Performance Award. At the expiration of the applicable Performance Period, the Committee shall determine the extent to which the Performance Goals are achieved and the percentage of each Performance Award that has been earned.

(b) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Performance Awards may not be Transferred during the Performance Period.

(c) Payment. Following the Committee’s determination in accordance with Section 10.2(a), the Company shall settle Performance Awards, in such form (including, without limitation, in shares of Common Stock or in cash) as determined by the Committee, in an amount equal to such Participant’s earned Performance Awards.

(d) Termination. Subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the Performance Period for a given Performance Award, the Performance Award in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at grant.

(e) Accelerated Vesting. Based on service, performance and/or such other factors or criteria, if any, as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Performance Award.

(f) Deferred Delivery. The Committee may in its discretion permit Participants to defer Performance Awards in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

ARTICLE XI
OTHER STOCK BASED AWARDS (INCLUDING RESTRICTED STOCK UNITS)
AND CASH BASED AWARDS

11.1    Other Stock-Based Awards (Restricted Stock Units). The Committee is authorized to grant to Eligible Individuals Other Stock‑Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, restricted stock units, stock equivalent units, and Awards valued by reference to book value of shares of Common Stock. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified Performance Period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine.

11.2    Terms and Conditions. Other Stock-Based Awards made pursuant to this Article XI shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, shares of Common Stock subject to Awards made under this Article XI may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Vesting. Any Award under this Article XI and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement.

(c) Price. Common Stock issued on a bonus basis under this Article XI may be issued for no cash consideration. Common Stock purchased pursuant to a purchase right awarded under this Article XI shall be priced, as determined by the Committee.

(d) Deferred Delivery. The Committee may in its discretion permit Participants to defer any Award granted under this Article XI in accordance with the terms and conditions established by the Committee, which shall be intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

11.3    Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by applicable law. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XII
TERMINATION OR AMENDMENT OF PLAN

12.1    Termination or Amendment. Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article XIV or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that, (A) without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Article V); (ii) increase the Non-Employee Director limitations for a fiscal year under Section 4.2 (except by operation of Article V); (iii) change the classification of individuals eligible to receive Awards under the Plan; (iv) decrease the minimum option price of any Stock Option or Stock Appreciation Right; (v) extend the maximum option period under Section 7.4; and (B) at any time without the approval of the holders of the Company’s Common Stock entitled to vote in accordance with applicable law, no amendment may be made that would (i) except in accordance with Sections 5.2, 5.4, 7.4(o) or 8.8, award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price than the replacement award or cancel any Stock Option or Stock Appreciation Right in exchange for cash or another Award; (ii) amend Sections 7.4(l) or 8.6 of the Plan or clause (i) of this Section 12.1(B) to eliminate the requirement relating to stockholder approval; or (iii) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Section 422 of the Code, to the extent applicable to Incentive Stock Options. Following the Effective Date, in no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of British Columbia to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with applicable law, including to avoid the incurrence of adverse tax consequences under Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1    Dividends and Dividend Equivalents. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends or dividend equivalents shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirements to the same extent as the applicable Award and shall be paid only at the time or times that such vesting requirements are satisfied. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld. No dividends or dividend equivalents shall be paid on Options or Stock Appreciation Rights.

14.2    Legend. The Committee may require each Person receiving shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.3    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.4    No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other employee, Consultant or Non-Employee

Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.5    Withholding of Taxes.

(a) General. As a condition to the issuance, vesting, exercise or settlement of any Award hereunder, a Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), an amount sufficient to satisfy the minimum amount of any federal, provincial, state, local and foreign tax withholdings of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Award. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate or book-entry transfer for such shares of Common Stock.

(b) Shares Not Publicly Traded. Notwithstanding anything to the contrary in Section 14.5(a), in the event the shares of Common Stock are not listed for trading on an established securities exchange on the date an Award is issued, vests, exercised or settled then the Company shall, at the request of the Participant, deduct or withhold shares of Common Stock having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, provincial, state, local and foreign tax withholdings of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award.

(c) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations, in each case up to the maximum statutory rates, in connection with an Award by (a) paying cash, (b) having the Company withhold otherwise deliverable shares, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the tax withholding obligations, or (d) any combination of the foregoing.

14.6    No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such Person. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to Transfer an Award without consideration, subject to such terms and conditions as the Committee shall specify.

14.7    Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to shares of Common Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d) A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.8    Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of shares of Common Stock pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Common Stock acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.9    Governing Law. Unless otherwise provided by the Committee in the applicable Award Agreement, the Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Florida (regardless of the law that might otherwise govern under applicable Florida principles of conflict of laws).

14.10    Jurisdiction; Waiver of Jury Trial. Unless otherwise provided by the Committee in the applicable Award Agreement, any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Florida or the United States District Court for the Middle District of Florida and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Florida, the court of the United States of America for the Middle District of Florida, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Florida State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the

Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Florida.

14.11    Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.12    Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.13    Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Common Stock pursuant to Awards hereunder.

14.14    No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.15    Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.16    Section 16(b) of the Exchange Act. All elections and transactions under the Plan by Persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

14.17    Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding adverse tax consequences under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any affiliate of the Company shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary or other party) harmless from any or all of such taxes or penalties. With respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “nonqualified deferred compensation” within the meaning of Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six-month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day. The exchange of a Substitute Award for a prior award is intended to qualify as an option substitute under Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and will be construed accordingly.

14.18    Section 83(i) Election Not Permitted. No Participant shall be permitted to make an election under Section 83(i) of the Code with respect to any shares of Common Stock issued pursuant to Awards.

14.19    Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.20    Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.21    Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.22    Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Common Stock (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Common Stock or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock‑Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Common Stock acquired pursuant to an Award until the end of such Lock‑Up Period.

14.23    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.24    Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant in effect on the date of grant, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

14.25    Award Agreement. Notwithstanding any other provision of the Plan, to the extent the provisions of any Award Agreement are inconsistent with terms of the Plan and such inconsistency is a result of compliance with laws of the jurisdiction in which the Participant is resident or is related to taxation of such Award in such jurisdiction, the relevant provisions of the particular Award Agreement shall govern.

ARTICLE XV
EFFECTIVE DATE OF PLAN

The Board adopted the Plan effective as of March 10, 2021. The Plan shall become effective on the date of its approval by the stockholders of the Company (the “Effective Date”) if such stockholder approval occurs before the first anniversary of the date of its adoption by the Board.

ARTICLE XVI
TERM OF PLAN

No Award shall be granted pursuant to the Plan before the Effective Date or on or after the tenth anniversary of the date that the Plan is adopted by the Board, but Awards granted after the Effective Date but prior to such tenth anniversary may extend beyond that period.

ARTICLE XVII
NAME OF PLAN

The Plan shall be known as the “Masonite International Corporation 2021 Omnibus Incentive Plan.”